Exhibit 10.01

EMPLOYMENT AGREEMENT

This Employment Agreement (the “Agreement”) is made and entered into as of the 14th day of May 2012 (the “Effective Date”), by and between J. Brett Pope (the “Employee”) and SWK Holdings Corporation, a Delaware corporation (the “Company”).  The Company and the Employee are collectively referred to as the Parties and each as a Party.

RECITALS

WHEREAS, the Company desires to employ the Employee as, and the Employee desires to become, the Company’s Chief Executive Officer (the “CEO”);

WHEREAS, the Company and the Employee desire to enter into this Agreement as to the terms of the Employee’s employment with the Company.

NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties agree as follows:

1.             Employment and Duties. (a) General.  Subject to the terms and conditions of this Agreement, the Employee shall serve as CEO of the Company, reporting to the Company’s Board of Directors (the “Board”).  The Employee shall have such duties, responsibilities and reporting obligations as the Board may from time to time establish.  The Employee’s principal place of employment shall be Dallas, Texas, subject to such travel as the performance of the Employee’s duties and the business of the Company may require.  The Employee shall be appointed as a member of Board as of the Effective Date.  The Employee shall remain a member of the Board as long as he retains the title of CEO or other equivalent title.

(b)           Exclusive Services.  Except with respect to performance under any PBS Capital Management contract existing on the date hereof, the Employee shall devote his full business working time to the performance of the Employee’s duties for so long as the Employee is employed by the Company and the Employee shall use his best efforts to promote and serve the interests of the Company.  Further, the Employee shall not, directly or indirectly, render material services to any other person or organization without the consent of the Board or otherwise engage in activities that would either (i) interfere significantly with the performance of the Employee’s duties owed to the Company under this Agreement or otherwise or (ii) involve either a conflict of interest, or activities competitive, with either the Company or any other member of the Company Group (as defined in Section 5(a) below).

2.             Term.  The Employee’s employment pursuant to this Agreement shall commence on the Effective Date and shall terminate upon the earlier to occur of (i) the Employee’s termination of employment pursuant to Section 4 of this Agreement or (ii) December 31, 2014 (the “Term”).  Under no circumstances may the Term of this Agreement be extended or renewed, in whole or in part, including, without limitation, if the Employee continues to be employed under the same terms and conditions after December 31, 2014, except by a writing signed by the Employee and an authorized representative of the Board.

3.             Compensation and Other Benefits.  Subject to the provisions of this Agreement, the Company shall pay and provide the following compensation and other benefits to the Employee during the Term as compensation for services rendered hereunder:

(a)           Base Salary.  The Company shall pay to the Employee an annual salary (the “Base Salary”) at the rate of $200,000, payable in substantially equal installments at such intervals as may be determined by the Company in accordance with its ordinary payroll practices as established from time to time.  The Employee’s Base Salary shall increase three percent (3%) effective the first full payroll cycle in 2013 and 2014.

(b)           Bonus.  (i) For fiscal year ending December 31, 2012, the Employee shall be eligible to receive an incentive bonus of up to $50,000, as determined by the Board’s Compensation Committee in its sole discretion.

(ii)           For fiscal years ending December 31, 2013 and December 31, 2014, Employee shall be eligible to participate in the bonus pool described in Exhibit A attached to this Agreement.

(iii)          Any bonus pursuant to Sections 3(b)(i) or (ii) that is otherwise payable, shall be paid on the earlier of (1) March 31 following the end of the fiscal year upon which such bonus was calculated and (2) the date two weeks after the completion of the Company’s audited financial statements for such fiscal year; provided that, in no event shall such bonus be paid earlier than thirty (30) days prior to the March 31 date described herein.  The payment of such bonus is subject to the Employee’s continued employment with the Company at the time of payment of the bonus, unless the Employee is employed by the Company as of the last date of the period during which the achievement of the bonus is measured and the Employee’s employment is thereafter terminated pursuant to death or Disability (as defined in Section 4(a) below), by the Employee for Good Reason (as defined in Section 4(b)(iii) below), by the Company without Cause (as defined in Section 4(b)(ii) below), due to the expiration of the Term, or if the Employee is still employed by the Company (but not subject to this Agreement) and prior to the payment of the bonus, the Employee has not breached any obligations or duties owed to the Company.

(c)           Benefit Plans.  The Employee shall be eligible to participate in all employee benefit plans, programs and policies of the Company as are generally available to employees of the Company in accordance with the terms and conditions of such plans, programs and policies, as may be amended from time to time.

(d)           Expenses.  The Company shall reimburse the Employee for reasonable travel and other business-related expenses incurred by him in the fulfillment of his duties hereunder upon presentation of written documentation thereof, in accordance with the business expense reimbursement policies and procedures of the Company as in effect from time to time.

(e)           Option Grant.  On the date hereof, the Company and the Employee shall enter into a stock option award agreement in the form attached as Exhibit B to this Agreement.

(4)           Termination of Employment.  Subject to this Section 4, the Company shall have the right to terminate the Employee’s employment at any time, with or without Cause (as defined below), and the Employee shall have the right to resign his employment at any time, provided that the Employee shall: (i) provide the Company with at least 60 days written notice prior to the resignation date; (ii) not make any public announcements concerning the Employee’s resignation prior to the resignation date without the written consent of the Company; and (iii) continue to perform faithfully the duties assigned to the Employee under the Agreement (or such other duties as the Board may assign to the Employee) from the date of such notice until the date of the Employee’s termination of employment.

(a)           Termination Due to Death or Disability.  Unless otherwise terminated earlier pursuant to the terms of this Agreement, the Employee’s employment under this Agreement shall terminate upon either the Employee’s death or Disability.  In the event of the Employee’s death or Disability, the Company shall pay to the Employee (or his estate, as applicable) (i) the Employee’s earned but unpaid Base Salary through and including the date of termination and any other amounts or benefits required to be paid or provided by law or under any plan, program or policy of the Company (the “Other Accrued Compensation and Benefits”), within thirty (30) days of termination of the Employee’s employment and (ii) any bonus otherwise payable for a fiscal year, prorated based upon the number of days elapsed from the beginning of that fiscal year relative to the number of days in the full fiscal year.  Such bonus will be payable on the earlier of (1) March 31 following the end of the fiscal year upon which such bonus was calculated and (2) the date two weeks after the completion of the Company’s audited financial statements for such fiscal year, and will be subject to downward adjustment if the asset value upon which the bonus was calculated is greater than the asset value reflected in the Company’s audited financial statements for such fiscal year.  For purposes of this Agreement, “Disability” means that the Employee, because of physical or mental disability or incapacity, is unable to perform the Employee’s duties for an aggregate of 180 working days during any twelve (12) month period.  All questions arising under this Agreement regarding the Employee’s disability or incapacity shall be determined by a reputable physician mutually selected by the Company and the Employee at the time such question arises.  The determination of the physician selected pursuant to the above provisions of this Section 4(a) as to such matters shall be conclusively binding upon the Parties.

(b)           Termination for Cause; Resignation Without Good Reason, Expiration of Term.  (i) If (1) prior to the expiration of the Term, the Company terminates the Employee’s employment for Cause or the Employee resigns without Good Reason, or (2) the Employee’s employment terminates upon the Term expiring, the Employee shall be entitled only to payment of the Employee’s earned but unpaid Base Salary through and including the date of termination and Other Accrued Compensation and Benefits, payable in accordance with Company policies and practices and in no event later than thirty (30) days after the Employee’s employment terminates.  The Employee shall have no further right to receive any other compensation or benefits, and the Company shall have no further obligation to Employee under this Agreement, after such termination or resignation of employment.

(ii)           Termination for “Cause” shall mean termination of the Employee’s employment for any of the following reasons:

(A)          the Employee entering a plea of no-contest with respect to, or being convicted (including by a plea of guilty) by a court of competent jurisdiction of, any felony, whether or not involving any member of the Company Group (as defined in Section 5(a) below);

(B)           any willful misconduct by the Employee that is injurious to the financial condition or business reputation of any member of the Company Group;

(C)           the Employee materially breaches a duty of loyalty owed to any member of the Company Group or, as a result of the Employee’s gross negligence, breaches a duty of care owed to any member of the Company Group; or

(D)           the Employee materially breaches this Agreement or fails or refuses to perform any of the Employee’s material duties as required by this Agreement in any respect, after the Employee being given written notice by the Company of such breach, failure or refusal, and the Employee fails to cure the same within thirty (30) calendar days of receipt of such notice.

(iii)           Resignation with Good Reason shall mean the occurrence of any of the following events, without the express written consent of the Employee, unless such events are fully corrected in all material respects by the Company within twenty (20) business days following written notification by the Employee to the Company of the occurrence of one of the reasons set forth below:

(A)          Material diminution in the Employee’s Base Salary, material duties, authorities or responsibilities (other than temporarily while physically or mentally incapacitated or as required by applicable law);

(B)           Permanent relocation of the Employee’s primary work location by more than thirty (30) miles from the Dallas, Texas metropolitan area;

(C)           The Company pursues, either by Board action or as announced to the public, a strategy of using a substantial portion of the Company’s assets to engage in a business that is substantially different from pharmaceutical or medical technology financing; or

(D)           (1) the transfer (in one transaction or a series of transactions) of all or substantially all of the assets of the Company to any unaffiliated third party; (2) the liquidation or dissolution of the Company or the adoption of a plan by the stockholders of the Company relating to the dissolution or liquidation of the Company; or (3)  the acquisition by any unaffiliated third party of beneficial ownership, directly or indirectly, of a majority of the voting power of the total outstanding capital stock of the Company.

The Employee shall provide each member of the Board with a written notice detailing the specific circumstances alleged to constitute Good Reason within ten (10) days after the first occurrence of such circumstances, and actually terminate employment within thirty (30) days following the expiration of the Company’s twenty (20) business day period described above.  Otherwise, any claim of such circumstances as Good Reason shall be deemed irrevocably waived by the Employee.

(c)           Termination Without Cause; Resignation with Good Reason.  If, prior to the expiration of the Term, the Company terminates the Employee’s employment without Cause, or the Employee resigns with Good Reason, the Employee shall only be entitled to payment of the Employee’s earned but unpaid Base Salary through and including the date of termination and the Other Accrued Compensation and Benefits and, subject to Section 4(d), shall be entitled to receive the Severance Benefits.  For purposes of this Agreement, “Severance Benefits” mean:

(i)            Base Salary (at the rate in effect on the date the Employee’s employment is terminated), payable in substantially equal monthly installments over a period of six (6) months following the Company’s termination of the Employee’s employment without Cause or the Employee’s resignation with Good Reason (the “Severance Period”);

(ii)           The Company shall reimburse the Employee, on a monthly basis, in arrears, for the premium cost of COBRA continuation coverage under the Company’s group medical insurance plan during the Severance Period (only to the extent of the employer portion of the premium cost for similarly situated active employees in the Company’s group medical insurance plan) until the earlier of (x) the date the Employee becomes eligible for group medical insurance coverage as the result of the Employee accepting another position with a new employer or (y) the termination of the Severance Period, whichever shall occur first; provided, that the Employee agrees to notify the Company by registered mail, return receipt requested, within five (5) business days of becoming eligible for group medical insurance coverage as the result of his accepting another position with a new employer.  The Employee shall be solely responsible for the remainder of the premium cost of COBRA continuation coverage; and

(iii)          Any bonus otherwise payable for the fiscal year during which the Employee’s employment is terminated pursuant to this Section 4(c), prorated based upon the number of days elapsed from the beginning of that fiscal year relative to the number of days in the full fiscal year.  Such bonus will be payable on the earlier of (1) March 31 following the end of the fiscal year upon which such bonus was calculated and (2) the date two weeks after the completion of the Company’s audited financial statements for such fiscal year; provided, that in no event shall such bonus be paid earlier than thirty (30) days prior to the March 31 date described herein.  Such bonus will be subject to downward adjustment if the asset value upon which the bonus was calculated is greater than the asset value reflected in the Company’s audited financial statements for such fiscal year.

(d)           Execution and Delivery of Release.  In the event the Employee fails or refuses to execute and deliver to the Company, within sixty (60) days following termination of the Employee’s employment, a general waiver and release of claims in a form substantially similar to Exhibit C attached to this Agreement (the “Release”) or otherwise revokes the Release during such period, the Employee shall forfeit any unpaid Severance Benefits, and no further Severance Benefits will be paid to the Employee.

(e)           Notice of Termination.  Any termination of employment by the Company or the Employee shall be communicated by a written “Notice of Termination” to the other Party given in accordance with Section 23 of this Agreement, except that the Company may waive in writing the requirement for such Notice of Termination by the Employee.  In the event of the Employee’s resignation of employment for any reason other than Good Reason, the Notice of Termination shall specify the date of termination, which date shall not be less than sixty (60) days after the giving of such notice, unless the Company agrees in writing to waive any notice period by the Employee.

(f)           Resignation of Officerships.  The termination of the Employee’s employment for any reason shall constitute the Employee’s resignation from any officer, employee, directorship or fiduciary position the Employee has with the Company Group.  The Employee agrees that this Agreement shall serve as written notice of resignation in this circumstance.

5.             Confidentiality.

(a)           Confidential Information.  (i)  For purposes of this Agreement, Company Group means the Company and any subsidiaries or Affiliates of the Company.  Affiliates means any entity that directly or indirectly controls, is controlled by, or is under common control with, the Company.  The Employee agrees that during his employment with the Company and indefinitely after the Employee’s employment terminates for any reason, the Employee will not at any time, except with the prior written consent of the Company or as required by law, directly or indirectly, reveal to any person, entity or other organization (other than any member of the Company Group or its respective employees, officers, directors, shareholders or agents) or use for the Employee’s own benefit any information deemed to be confidential by any member of the Company Group relating to the assets, liabilities, employees, goodwill, business or affairs of any member of the Company Group, including, without limitation, any information concerning customers, business plans, marketing data, or other confidential information known to the Employee by reason of the Employee’s employment by, shareholdings in or other association with any member of the Company Group (“Confidential Information”); provided, that such Confidential Information does not include any information which (x) is available to the general public or is generally available within the relevant business or industry other than as a result of the Employee’s action, or (y) is or becomes available to the Employee after his employment terminates on a non-confidential basis from a third-party source provided that such third-party source is not bound by a confidentiality agreement or any other obligation of confidentiality.  Confidential Information may be in any medium or form, including, without limitation, physical documents, computer files or disks, videotapes, audiotapes, and oral communications.

(ii)           In the event that the Employee becomes legally compelled to disclose any Confidential Information, the Employee shall provide the Company with prompt written notice so that the Company may seek a protective order or other appropriate remedy.  In the event that such protective order or other remedy is not obtained, the Employee shall furnish only that portion of such Confidential Information or take only such action as is legally required by binding order and shall exercise his reasonable efforts to obtain reliable assurance that confidential treatment shall be accorded any such Confidential Information.  The Company shall promptly pay (upon receipt of invoices and any other documentation as may be requested by the Company) all reasonable expenses and fees incurred by the Employee, including attorneys’ fees, in connection with the Employee’s compliance with the immediately preceding sentence.

(iii)          The Employee understands that the Company may receive from third parties confidential or proprietary information subject to a duty on the Company’s part to maintain the confidentiality (the “Third Party Information”) and to use the Third Party Information only for certain limited purposes.  The Employee shall hold any Third Party Information the Employee gains access to based on his employment with the Company in the strictest confidence and will disclose the Third Party Information only as needed to perform the Employee’s duties and then only to others who have a need to know.

(b)           Exclusive Property.  The Employee confirms that all Confidential Information is and shall remain the exclusive property of the Company Group.  All business records, papers and documents kept or made by the Employee relating to the business of the Company Group shall be and remain the property of the Company Group.  Upon the request and at the expense of the Company Group, the Employee shall promptly make all disclosures, execute all instruments and papers and perform all acts reasonably necessary to vest and confirm in the Company Group, fully and completely, all rights created or contemplated by this Section 5.

(c)           Return of Confidential Information.  At the request of the Company, the Employee shall immediately return to the Company any Confidential Information, whether received from the Company or contained in materials prepared or developed by the Employee in the course of the Employee’s employment.  The Employee shall not retain any copies, summaries or notes of the Confidential Information, unless expressly approved in writing by the Board.

(d)           Corporate Opportunities.  Unless approved in advance by the Board, the Employee shall not, directly or indirectly, accept or pursue, for his own benefit, any business, commercial or investment opportunities or offers which relate to the Company’s business.

6.             Restrictive Covenants Agreement.  Contemporaneously with the execution of this Agreement, the Employee shall execute and deliver to the Company the Restrictive Covenants Agreement attached hereto as Exhibit D.  During the Term of this Agreement, in the event of any conflict between the Employee’s obligations under Section 5 of this Agreement and the Restrictive Covenants Agreement, Section 5 of this Agreement shall control.  The Employee understands that the Restrictive Covenants Agreement applies during and after both the Term of this Agreement and the Employee’s employment with the Company.

7.             Injunctive Relief.  Without intending to limit the remedies available to the Company or other members of the Company Group, the Employee agrees that a breach of any of the covenants contained in Sections 5 of this Agreement may result in material and irreparable injury to the Company or other members of the Company Group for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, any member of the Company Group shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining the Employee from engaging in activities prohibited by the covenants contained in Sections 5 of this Agreement or such other relief as may be required specifically to enforce any of the covenants contained in this Agreement.  Such injunctive relief in any court shall be available to the Company or other member of the Company Group in aid of, in lieu of, prior to or pending determination in, any arbitration proceeding, without such action constituting a waiver of the agreement to arbitrate contained in Section 16 of this Agreement.

8.             Section 409A.

(a)           General.  This Agreement is intended to meet the requirements of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted and construed consistent with that intent.  For purposes of this Agreement, “termination of employment” means a “Separation from Service” under Treasury Regulation Section 1.409A-1(h).

(b)           Deferred Compensation.  Notwithstanding any other provision of this Agreement, to the extent that the right to any payment (including the provision of benefits) hereunder provides for the “deferral of compensation” within the meaning of Section 409A(d)(1) of the Code, the payment shall be paid (or provided) in accordance with the following:

(i)            The Employee is a “Specified Employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date of the Employee’s “Separation from Service” within the meaning of Section 409A(a)(2)(A)(i) of the Code, then no such payment shall be made or commence during the period beginning on the date of the Employee’s Separation from Service and ending on the date that is six months following the Employee’s Separation from Service or, if earlier, on the date of the Employee’s death.  The amount of any payment that would otherwise be paid to the Employee during this period shall instead be paid to the Employee on the fifteenth day of the first calendar month following the end of the period (the “Delayed Payment Date”).  If payment of an amount is delayed as a result of this Section 10(b)(i), such amount shall be increased with interest from the date on which such amount would otherwise have been paid to the Employee but for this Section 10(b)(i) to the day prior to the Delayed Payment Date.  The rate of interest shall be compounded monthly, at the prime rate as published by Citibank NA for the month in which occurs the date of the Employee’s Separation from Service.  Such interest shall be paid on the Delayed Payment Date.

(ii)           Payments with respect to reimbursements of expenses shall be made in accordance with Company policy and in no event later than the last day of the calendar year following the calendar year in which the relevant expense is incurred.  The amount of expenses eligible for reimbursement during a calendar year may not affect the expenses eligible for reimbursement in any other calendar year.

9.             Source of Payments.  All payments provided under this Agreement, other than payments made pursuant to a plan which provides otherwise, shall be paid in cash from the general funds of the Company, and no special or separate fund shall be established, and no other segregation of assets shall be made, to assure payment.  The Employee shall have no right, title or interest whatsoever in or to any investments which the Company may make to aid the Company in meeting its obligations hereunder.  To the extent that any person acquires a right to receive payments from the Company hereunder, such right shall be no greater than the right of an unsecured creditor of the Company.

10.           Cooperation.  Upon the receipt of reasonable notice from the Company (including outside counsel), the Employee agrees that while employed by the Company and thereafter for a period of eighteen (18) months, the Employee will respond and provide information with regard to matters in which the Employee has knowledge as a result of the Employee’s employment with the Company, and will provide reasonable assistance to the Company or any other member of the Company Group and their respective representatives in defense of any claims that may be made against the Company or other member of the Company Group, and will assist the Company or any other member of the Company Group in the prosecution of any claims that may be made by the Company or other members of the Company Group, to the extent that such claims may relate to the period of the Employee’s employment with the Company (collectively, the “Claims”).  The Employee agrees to promptly inform the Company if the Employee becomes aware of any lawsuits involving Claims that may be filed or threatened against the Company or any other member of the Company Group.  The Employee also agrees to promptly inform the Company (to the extent that the Employee is legally permitted to do so) if the Employee is asked to assist in any investigation of the Company or any other member of the Company Group (or their actions) or another party attempts to obtain information or documents from the Employee (other than in connection with any litigation or other proceeding in which the Employee is a party-in-opposition) with respect to matters the Employee believes in good faith to relate to any investigation of the Company or any other member of the Company Group, in each case, regardless of whether a lawsuit or other proceeding has then been filed against the Company or any other member of the Company Group with respect to such investigation, and shall not do so unless legally required.  During the pendency of any litigation or other proceeding involving Claims, the Employee shall not communicate with anyone (other than the Employee’s attorneys and tax and/or financial advisors and except to the extent that the Employee determines in good faith is necessary in connection with the performance of the Employee’s duties hereunder) with respect to the facts or subject matter of any pending or potential litigation or regulatory or administrative proceeding involving the Company or any other member of the Company Group without giving prior written notice to the Company.  The Company shall compensate the Employee at the rate of $100 per hour for all hours spent complying with this Section 10 during any calendar month following the termination of Employee’s employment in which Employee’s compliance with this Section 10 exceeds ten (10) hours.  Upon presentation of appropriate documentation, the Company shall pay or reimburse the Employee for all reasonable out-of-pocket travel, duplicating or telephonic expenses incurred by the Employee in complying with this Section 10.

11.           Representations and Warranties.  As a condition to, and in consideration of, the Employee’s employment with the Company, the Employee represents and warrants to the Company that the Employee:

(a)           has the legal capacity to enter into this Agreement and to perform all of the obligations on the Employee’s part to be performed hereunder in accordance with its terms;

(b)           is not a party to any agreement or understanding, written or oral, and is not subject to any restriction, which, in either case, could prohibit the Employee from entering into this Agreement or performing all of the Employee’s duties and obligations hereunder; and

(c)           has complied with any and all notice provisions of any agreement that the Employee has with his former employers;

(d)           understands and acknowledges that the Company respects the confidential and proprietary information, and trade secrets of other entities and therefore, does not want, and will not willingly and unlawfully use, any confidential or proprietary information, and/or trade secrets that are the property of a third party; and

(e)           does not possess any information that belonged to any former employer, without the permission of such former employer, regardless of whether such information was ever: (i) in his possession as a hard copy document; (ii) on a computer; (iii) on a blackberry, PDA or cell phone; or (iv) on an external hard drive, thumb drive, or any other piece of external media that permits the storage of electronic or hard copy information.

12.           Statement of Direction.  The Company hereby directs the Employee to:

(a)           not disclose to the Company any confidential, proprietary or trade secret information of other entities, including any former employers, without the permission of such entity;

(b)           neither bring on the premises of, nor provide to, the Company, copies of any documents, electronic media or tangible items that contain or refer to confidential, proprietary or trade secret information that is the property of any other party, including any former employers, without the permission of such entity; and

(c)           not provide any information to the Company that belongs or belonged to any prior employer, regardless of the medium in which such information is contained, without the permission of such prior employer.

13.           Arbitration.  Any dispute or controversy arising under or in connection with this Agreement or otherwise in connection with the Employee’s employment by the Company that cannot be mutually resolved by the Parties to this Agreement and their respective advisors and representatives shall be settled exclusively by arbitration in Dallas County, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association before one arbitrator of exemplary qualifications and stature, who shall be selected jointly by an individual to be designated by the Company and an individual to be selected by the Employee, or if such two individuals cannot agree on the selection of the arbitrator, who shall be selected by the American Arbitration Association.  The Parties also agree that the American Arbitration Association’s Optional Rules for Emergency Measures of Protection shall apply to all arbitrations conducted pursuant to this Agreement.  The Employee understands and represents that the Employee is waiving the right to adjudicate claims, including employment-based claims, in a judicial forum and opting instead to arbitrate such claims.  The arbitrator shall issue a written award containing findings of fact and conclusions of law.  All substantive rights and remedies under any law shall be preserved.  The Company shall reimburse the Employee for any filing fee the Employee paid and pay (i) any remaining filing fee balance, (ii) the arbitrator’s compensation and any chargeable expenses, (iii) the daily hearing fees and (iv) any fees associated with renting a hearing room.  The award of the arbitrator shall be final and binding with respect to the subject matter of the arbitration and a judgment of any circuit court, or other court of competent jurisdiction, may be rendered upon the arbitration award.

14.           Nonassignability; Binding Agreement

(a)           By the Employee.  This Agreement and any and all rights, duties, obligations or interests hereunder shall not be assignable or delegable by the Employee.

(b)           By the Company.  This Agreement and all of the Company’s rights and obligations hereunder shall not be assignable by the Company except as incident to a reorganization, merger or consolidation, or transfer of all or substantially all of the Company’s assets.  If the Company shall be merged or consolidated with another entity, the provisions of this Agreement shall be binding upon and inure to the benefit of the entity surviving such merger or resulting from such consolidation.  The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, by agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner that the Company would be required to perform it if no such succession had taken plan.  The provisions of this Section 14 shall continue to apply to each subsequent employer of the Employee hereunder in the event of any subsequent merger, consolidation, transfer of assets of such subsequent employer or otherwise.

(c)           Binding Effect.  This Agreement shall be binding upon, and inure to the benefit of, the Parties hereto, any successors to or assigns of the Company and the Employee’s heirs and the personal representatives of the Employee’s estate.

15.           Withholding.  Any payments made or benefits provided to the Employee under this Agreement shall be reduced by any applicable withholding taxes or other amounts required to be withheld by law or contract.

16.           Amendment; Waiver.  This Agreement may not be modified, amended or waived in any manner, except by an instrument in writing signed by the Parties.  The waiver by either Party of compliance with any provision of this Agreement by the other Party shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such Party of a provision of this Agreement.

17.           Other Severance Benefits.  In consideration for the payments to be made to the Employee under the Agreement, the Employee agrees to waive any and all rights to any payments or benefits under any other severance plan, program or arrangement of the Company Group, except where such waiver would result in an impermissible substitution of benefits under Section 409A or any guidance issued thereunder.

18.           Governing Law and Choice of Forum.  All matters affecting this Agreement, including the validity thereof, are to be subject to, and interpreted and construed in accordance with, the laws of the State of Texas without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.  Any lawsuit brought pursuant to Section 7 of this Agreement shall be brought only in either any state court located in Dallas County or the United States District Court for the Northern District of Texas.

19.           Survival of Certain Provisions.  The rights and obligations set forth in this Agreement that, by their terms, extend beyond the Term shall survive the Term.

20.           Entire Agreement.  This Agreement and its exhibits contain the entire agreement and understanding of the Parties with respect to the matters covered herein, and supersede all prior or contemporaneous negotiations, commitments, representations, warranties, agreements and writings with respect to the subject matter hereof, all such other negotiations, commitments, agreements and writings shall have no further force or effect, and the parties to any such other negotiation, commitment, agreement or writing shall have no further rights or obligations thereunder.

21.           Counterparts.  This Agreement may be executed by either of the Parties hereto in counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.  A facsimile signature, whether by fax or other electronic form, shall be deemed an original and shall bind the signing Party.

22.           Headings.  The headings of sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

23.           Notices.  All notices or communications hereunder shall be in writing, addressed as follows:

To the Company:

SWK Holdings Corporation
5314 N. River Run Drive, Ste. 350
Provo, UT  84604
(801) 805-1300
Attention:  Paul V. Burgon
Email:  pburgon@swkhold.com
Facsimile:  (801) 228-1987

With a Copy to:

Honigman Miller Schwartz and Cohn LLP
660 Woodward, Ste. 2290
Detroit, MI  48226
(313) 465-7456
Attention: Joshua F. Opperer
Email:  jopperer@honigman.com
Facsimile:  (313) 465-7457

To the Employee:

J. Brett Pope
7140 Van Hook Drive
Dallas, Texas  75248
Email: bpope@pbscap.com

With a copy to:

Baker Botts L.L.P.
2001 Ross Avenue, Suite 600
Dallas, TX 75201
(214) 953-6500
Attention: Jennifer M. Trulock
Email: jennifer.trulock@bakerbotts.com
Facsimile: (214) 661-4642

All such notices shall be conclusively deemed to be received and shall be effective (i) if sent by hand delivery, upon receipt or (ii) if sent by electronic mail or facsimile, upon receipt by the sender of confirmation of such transmission; provided, however, that any electronic mail or facsimile will be deemed received and effective only if followed, within 48 hours, by a hard copy sent by certified United States mail.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be signed pursuant to the authority of its Board, and the Employee has executed this Agreement, as of the date set forth above.

EMPLOYEE /s/ J. Brett Pope J. Brett Pope SWK HOLDINGS CORPORATION By: /s/ John F. Nemelka Name: John F. Nemelka Title: Interim CEO

EXHIBIT A

BONUS POOL DESCRIPTION

The Bonus Pool, calculated as described below, will represent the aggregate potential bonus award for the Company’s entire executive team.  The allocation of the Bonus Pool among the executive team will be determined by the Company’s Chief Executive Officer and will be subject to approval by the Board’s Compensation Committee.

Definitions

“Pre-Tax Profit” shall be the Company’s pre-tax profit in a particular fiscal year as determined in accordance with GAAP, but including paid state taxes, Board stock compensation and any mark-down of the Company’s investment portfolio and excluding other income/loss from unrealized warrants, NOL GAAP accounting adjustments and non-cash adjustments for old warrant/option liability.

“Return on Equity” means Pre-Tax Profit (as defined above) for a particular fiscal year, divided by the Company’s tangible book value for such fiscal year.

Bonus Pool Formulas*

FY 2013 - The Bonus Pool will be equal (i) 10% of the average Pre-Tax Profit for fiscal years 2012 and 2013, multiplied by (ii) one (1) plus 50% of the Return on Equity for fiscal year 2013.

For example, if 2012 Pre-Tax Profit = $0; 2013 Pre-Tax Profit = $2,500,000; and 2013 Return on Equity = 20%, then 2013 Bonus Pool = $137,500.

In the event that the Pre-Tax Profit for fiscal year 2012 is a negative number, the 2012 Pre-Tax Profit shall be deemed to be zero for purposes of the foregoing calculation.

FY 2014 - The Bonus Pool will equal (i) 10.5% of the average Pre-Tax Profit for fiscal years 2013 and 2014, multiplied by (ii) one (1) plus 50% of the Return on Equity for fiscal year 2014.

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* All Bonus Pool formulas are subject to review and equitable adjustment by the Board’s Compensation Committee to take into account unusual items.

EXHIBIT B
SWK HOLDINGS CORPORATION
2010 EQUITY INCENTIVE PLAN
STOCK OPTION AWARD AGREEMENT

THIS STOCK OPTION AWARD AGREEMENT (the “Agreement”), dated as of May 14, 2012 (the “Date of Grant”), is made by and between SWK Holdings Corporation, a Delaware corporation (the “Company”), and J. Brett Pope (the “Grantee”).

WHEREAS, pursuant to the 2010 Equity Incentive Plan, as amended (the “Plan”), the Company may grant options to purchase shares of common stock, par value $0.001 per share of the Company (the “Shares”); and

WHEREAS, the Company desires to grant to the Grantee the Stock Option as set forth herein;

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1.                      Grant of Stock Option

(a)          Grant of Stock Option. Subject to the terms set forth in this Agreement and in the Plan, the Company hereby grants to the Grantee an option (the “Stock Option”) to purchase up to, but not exceeding, 750,000 Shares (the “Option Shares”), at a price per Option Share of $0.83 (the “Exercise Price”), payable upon exercise of the Stock Option as set forth in Paragraph 2(b) below. The Stock Option shall expire at the close of business on the ten year anniversary of the Date of Grant (the “Expiration Date”), subject to earlier expiration (i) to the extent the Stock Option has not become vested by the fifth anniversary of the Grant Date as provided in Paragraph 2(a) below, or (ii) upon termination of Grantee’s employment as provided in Paragraph 2(c) below.

(b)          Incorporation of Plan; Capitalized Terms. The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.  The Committee shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and his/her legal representative in respect of any questions arising under the Plan or this Agreement.

(c)          Type of Stock Option.  The Stock Option shall be a Nonqualified Stock Option.

Section 2.                      Vesting and Exercise

(a)           Vesting. The Grantee may exercise the Stock Option and purchase Option Shares only to the extent the Stock Option has become vested and exercisable.  The Stock Option shall vest and become exercisable with respect to the number of Option Shares set forth in the table below on the first date, if any, before the fifth anniversary hereof that the average closing price of the Shares as reported on the Over-the-Counter-Bulletin Board (or such other exchange or quotation system on which the Shares are listed or traded) for the 60 consecutive calendar days ending on such date (“Average Price”) is greater than or equal to the Target Price for the Shares set forth in the table below:

Number of  Option Shares Vested                             Target Price
      25%                                                                           1.5 x Exercise Price
      25%                                                                           2 x Exercise Price
      25%                                                                           2.5 x Exercise Price
      25%                                                                           3 x Exercise Price

The Stock Option shall be forfeited and of no force and effect to the extent it shall not have vested and become exercisable on or before the fifth anniversary hereof.  In addition, the Stock Option shall not vest or shall cease to vest after termination of Grantee’s employment with the Company or any Subsidiary for any reason, and the portion of the Stock Option that is outstanding but not vested at the time of termination of Grantee’s employment with the Company or any Subsidiary shall be forfeited and of no force and effect.  Notwithstanding the preceding sentences of this Paragraph 2(a), however, in the event Grantee’s employment with the Company or any Subsidiary is terminated (i) by Grantee for Good Reason, any portion of the Stock Option that is then outstanding but not vested shall immediately become vested and exercisable or (ii) as a result of the death or Disability of the Grantee, any portion of the Stock Option that is then outstanding but not vested may vest during the twelve (12) month period after the employment termination date.  For purposes of this Agreement, the term “Good Reason” shall have the meaning ascribed to such terms in the employment agreement between Grantee and the Company or a Subsidiary.

(b)           Exercise. The Grantee may exercise all or any portion of the Stock Option, to the extent it has become vested and remains outstanding, at any time and from time to time prior to its expiration, by delivery to the Company of (i) a written notice of exercise signed by the Grantee stating the number of Option Shares the Grantee has elected to purchase from the Company at that time, and (ii) cash or a check in an amount equal to the Exercise Price for the Option Shares being purchased plus the amount of withholding taxes owing in respect of exercise of the Stock Option and purchase of Option Shares (as provided in Paragraph 2(d) of this Agreement); provided, however, that the Committee in its sole discretion may permit the Grantee to instead (i) pay the Exercise Price in such other manner permitted in Section 11 of the Plan, and/or (ii) pay the withholding tax in such other manner permitted in Paragraph 2(d) of this Agreement.

(c)           Termination of Employment.  Subject to the Committee’s right to permit a shorter or longer exercise period pursuant to Section 5.6 of the Plan, if the Grantee’s employment with the Company or a Subsidiary terminates, the Grantee may exercise the Stock Option, to the extent vested, exercisable, and outstanding only during the period ending  three (3) months after the employment termination date (or twelve (12) months after the employment termination date where the Grantee’s employment terminates due to the death or Disability of the Grantee), and thereafter the Option shall terminate and cease to be exercisable. Provided, however, that notwithstanding the foregoing, the Stock Option shall immediately terminate and cease to be exercisable upon termination of the Grantee’s employment with the Company or a Subsidiary for Cause, and in no event may the Stock Option be exercised after the Expiration Date. For purposes of this Agreement, the term “Cause” shall have the meaning ascribed to such terms in the employment agreement between Grantee and the Company or a Subsidiary.

(d)           Withholding Taxes. The Grantee shall pay to the Company promptly upon exercise of the Stock Option an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Grantee’s exercise of the Stock Option and acquisition of Option Shares.  Such payment may be made by any of, or a combination of, the following methods: (w) cash or check; (x) out of the Grantee’s current compensation; (y) if permitted by the Committee in its discretion, surrender of other Shares which (A) in the case of Shares initially acquired from the Company (upon exercise of a stock option or otherwise), have been held by the Grantee for such period (if any) as may be required to avoid a charge to the Company’s earnings, and (B) have a Fair Market Value on the date of surrender equal to the amount required to be withheld; or (z) if permitted by the Committee in its discretion, by electing to have the Company withhold that number of Option Shares, otherwise deliverable to the Grantee on exercise of the Stock Option, having a Fair Market Value equal to the minimum statutory amount required to be withheld in connection with the exercise of the Stock Option and acquisition of the Option Shares.  For these purposes, the Fair Market Value of the Shares to be withheld or surrendered, as applicable, shall be determined on the date that the amount of tax to be withheld is to be determined (the “Tax Date”).  All elections by the Grantee to have Shares withheld or surrendered to satisfy tax withholding obligations shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions:

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(i)	the election must be made on or prior to the applicable Tax Date;

(ii)	once made, the election shall be irrevocable as to the particular Shares as to which the election is made;

(iii)	all elections shall be subject to the consent or disapproval of the Committee; and

(iv)
 if the Grantee is subject to Section 16 of the Exchange Act, the election must comply with the applicable provisions of Rule 16b-3 promulgated under the Exchange Act and shall be subject to such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

Section 3.                      Miscellaneous

(a)           Non-Transferability. The Stock Option shall not be transferable by the Grantee otherwise than by will or by the laws of descent and distribution, and the Stock Option may be exercised, during the lifetime of the Grantee, only by the Grantee (or his/her guardian or legal representative).   Moreover, the Option Shares acquired by the Grantee upon exercise of the Stock Option may not be sold, offered for sale, pledged, hypothecated or otherwise transferred in the absence of a registration statement in effect with respect thereto under the Securities Act of 1933, as amended (the “Act”), unless sold pursuant to Rule 144 of the Act or unless such sale, pledge, hypothecation or transfer is otherwise exempt from registration under the Act and applicable state securities laws.

(b)           No Ownership of Option Shares Until Exercise. Prior to the Grantee’s exercise of the Stock Option and purchase of the Option Shares, the Grantee shall not possess any incidents of ownership of the Option Shares, including voting or dividend rights.

(c)           Notices.  Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or  by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company, to the Chief Financial Officer of the Company at the principal office of the Company and, in the case of the Grantee, to the Grantee’s address appearing on the books of the Company or to such other address as may be designated in writing by the Grantee.

(d)           No Right to Continued Employment.  Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue as an employee of the Company or a Subsidiary.

(e)           Bound by Plan. By signing this Agreement, the Grantee acknowledges that he/she has received a copy of the Plan and has had an opportunity to review the Plan and agrees to be bound by all the terms and provisions of the Plan.

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(f)           Successors. The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the beneficiaries, executors, administrators, heirs and successors of the Grantee.

(g)           Invalid Provision. The invalidity or unenforceability of any particular provision hereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(h)           Modifications. No change, modification or waiver of any provision of this Agreement shall be valid unless the same is in writing and signed by the parties hereto.

(i)           Entire Agreement. This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(j)           Governing Law. This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Delaware.

(k)           Headings. The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(l)           Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of May 14, 2012.

SWK HOLDINGS CORPORATION /s/ John F. Nemelka By: John F. Nemelka Its: Interim Chief Executive Officer GRANTEE /s/ J. Brett Pope Name: J. Brett Pope Address: 7140 Van Hook Drive Dallas, Texas 75248

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EXHIBIT C

FORM OF RELEASE

I, the undersigned employee, together with my administrators, agents, executors, heirs, trustees, successors and assigns, forever waive and release all legal claims and causes of action against SWK Holdings Corporation, its current and former officers, directors, managers and shareholders (hereafter, for purposes of this Release, the “Company”) related to or arising from my employment with and termination of employment from the Company, in exchange for the Severance Benefits (as defined in my Employment Agreement, dated as of __________, 2012) (the “Release”).

As part of this Release, I waive my right to pursue any lawsuits relating to discrimination against the Company in regards to my employment and termination of employment based upon my gender, race, color, national origin, religion, age, disability or any other protected class arising under Title VII of the Civil Rights Act, the Equal Pay Act, the Americans with Disabilities Act, the Age Discrimination in Employment Act, the Older Workers Benefit Protection Act, the Texas Commission on Human Rights Act and any and all other federal, state, county or city government employment discrimination laws inasmuch as is permissible under each law.

I understand that this Release does not prevent me from filing a charge of discrimination with the Equal Employment Opportunity Commission or the Texas Workforce Commission Civil Rights Division. However, by signing this Release, I hereby waive any right to receive any compensation or damages if I prevail in such a claim.  I also agree not to authorize any other person or entity, including any governmental agency, to seek individual remedies for me against the Company.  Notwithstanding anything in this Release to the contrary, in the event that I receive any proceeds of or payments from any such claim, such proceeds and/or payments shall be remitted and paid to the Company.

This Release also includes, but is not limited to, waiving the right to pursue any claims or legal actions against the Company relating to my employment and termination of employment brought under the National Labor Relations Act, the Fair Labor Standards Act, and the Occupational Safety and Health Act, and all other federal, state, county and city government employment laws inasmuch as is permissible under each law.

This Release also includes, but is not limited to, waiving the right to pursue any civil tort or contract claims against the Company relating to my employment and termination of employment.

I have not filed any complaints, claims or actions or charges against the Company with any federal, state or local court or governmental agency, or any demands for arbitration, for any matters hereby released.

I understand that this Release of claims applies only to claims arising before the date this document is signed, and not to claims that may arise after the signing of this Release.

I acknowledge that in accordance with the Age Discrimination in Employment Act, the Company has provided the opportunity for me to consider the terms of this agreement for at least twenty-one (21) days before signing it; and that if I have signed and returned this document prior to the expiration of twenty-one days, I have done so voluntarily and have therefore declined my right to consider the agreement for the full twenty-one day period. I acknowledge that I have been informed that I may revoke my signature within seven (7) days of signing this document and void this agreement.

I agree to return all Company property to the Company by the time that I return this Release to the Company with my signature. This includes all equipment, materials, data, computer files, product, and any other property, whether physical or intellectual that belongs to the Company and is in my possession that is not included as part of the above-referenced Severance Payments.

I understand that I receive the Severance Payments in exchange for my signing this Release, and that I would not have otherwise been entitled to the Severance Payment had I not agreed to the terms laid out in this document.

I agree that if any part of this Release is found to be unenforceable by law that the remaining portions will continue to be in force to the fullest extent permissible by law. All questions concerning the construction, validity and interpretation of this Agreement will be governed by and construed in accordance with the domestic laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.  The parties hereby irrevocably and unconditionally submit in any legal action or proceeding arising out of or relating to this Agreement to the exclusive jurisdiction of the courts located in Dallas County, Texas or the United States District Court of the Northern District of Texas and, in any such action or proceeding, consent to jurisdiction in such courts and waive any objection to the venue in any such court.

I agree and accept with the understanding that I will be legally bound by the above:

                                                                                               Date:
J. Brett Pope

On Behalf of SWK Holdings Corporation

                                                                                                Date:
Name:
Title:

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EXHIBIT D

RESTRICTIVE COVENANT AGREEMENT

This RESTRICTIVE COVENANT AGREEMENT (this “Agreement”) is entered into between SWK Holdings Corporation, Delaware corporation (the “Company”), and J. Brett Pope (the “Executive”) as of May 14, 2012.

RECITALS

A.           The Company and the Executive entered into an Employment Agreement on the date hereof, relating to Executive’s employment as the Chief Executive Officer of the Company (the “Employment Agreement”).

B.           As a condition to and in consideration of (i) the Executive’s continued employment with the Company; (ii) the stock option award granted to the Executive pursuant to the Stock Option Award Agreement dated the date hereof; and (iii) the agreements contained in the Letter Agreement dated the date hereof, the Executive agrees with the Company to the restrictions set forth in this Agreement.

AGREEMENT

  The Executive agrees as follows:

(a)           Definitions. For the purposes of this Agreement, the following terms have the meanings specified below:

  i.          “Affiliate” means any Person that directly or indirectly controls, is controlled by or is under common control with, a Person. With respect to a natural Person, Affiliates include his spouse, siblings, children and parents.

  ii.         “Board” means the Board of Directors of the Company.

  iii.        “Confidential Information” means all observations and data, no matter the form, obtained by the Executive while employed by the Company concerning the business or affairs of the Company or its Affiliates, including, without limitation, any business plans, practices and procedures, pricing information, sales figures, Work Product, profit or loss figures, information relating to customers, clients, suppliers, sources of supply and customer lists. Confidential Information does not include information that becomes generally known to and available for use by the public other than as a result of the Executive’s acts or omissions to act.

  iv.        “Person” means any individual, corporation, general or limited partnership, limited liability company, joint venture, estate, trust, organization, governmental entity or other form of entity.

  v.         “Restricted Area” means the United States and Canada.

  vi.        “Restricted Period” means any time during which the Executive is employed by or serves as a consultant to the Company, and for two years thereafter. Notwithstanding the foregoing, the Restricted Period shall terminate: (i) immediately upon the Executive’s resignation for Good Reason (as defined in the Employment Agreement), (ii) on December 31, 2015, in the event the Executive’s employment terminates on December 31, 2014 and the Company has not offered to renew the Employment Agreement on commercially reasonable terms, and (iii) following the Executive’s termination of employment for any reason other than by Executive for Good Reason or non-renewal of the Employment Agreement, upon the date on which the Company ceases paying the Executive’s Base Salary during the post-termination period; provided that Severance Benefits (as defined in the Employment Agreement), if any, shall be deemed payment of the Executive’s Base Salary during the applicable Severance Period (as defined in the Employment Agreement).

  vii.      “Work Product” means all inventions (whether patentable or not), innovations, improvements, developments, methods, designs, processes, analyses, drawings, reports, works of authorship and derivative works (whether or not copyrightable), trade secrets, technology, computer software, techniques, concepts and all similar or related information which relates to the Company’s actual or anticipated business which are conceived, developed, authored or made by the Executive while employed by the Company.

(b)           Confidentiality. The Executive acknowledges that all Confidential Information is the property of the Company or its Affiliates. Therefore, the Executive agrees that, except as required by law or court order, he shall use the Confidential Information only in the performance of his employment obligations to the Company and only for the Company's benefit, and he shall not disclose to any unauthorized Person or use for his own account any Confidential Information without the prior written consent of the Board. The Executive shall deliver to the Company at the termination of such Executive’s employment, or at any other time the Company may request, all memoranda, notes, plans, records, reports, computer tapes and software and other documents and data (and copies thereof) relating to the Confidential Information, Work Product and the business of the Company or its Affiliates which he may then possess or have under his control.

(c)           Non-Competition. During the Restricted Period, the Executive will not, within or with respect to the Restricted Area, directly or indirectly own, operate, lease, manage, control, participate in, consult with, advise, permit his name to be used by, provide services for, or in any manner engage in (i) any pharmaceutical or medical technology financing business in competition with the business of the Company or (ii) any material business the Company enters into at any time during which the Executive is employed by or serves as a consultant to the Company.  This Section (c) shall not apply to performance by the Executive under any PBS Capital Management contract existing on the date of the Employment Agreement.

(d)           Non-Solicitation. The Executive agrees that during the Restricted Period, the Executive will not, without written consent of the Company, directly or indirectly contact, approach or solicit (other than, so long as the Executive continues to be employed by the Company any such contact, approach or solicitation made on behalf of Company) for the purpose of offering employment to or hiring (whether as an Executive, consultant, agent, independent contractor or otherwise) or actually hire any Person who is or has been employed or retained by the Company within the final twelve months of the Executive’s employment, or induce or attempt to induce any current customer, supplier or other business relation of the Company or any former customer, supplier or other business relation of the Company which did business with the Company during the final twelve months of Executive’s employment into any business relationship which would harm the Company’s business.

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(e)           Non-Disparagement. The Executive agrees not to disparage the Company, or its past and present investors, officers, directors or employees, or any of their Affiliates. The Company agrees to instruct its investors, officers, directors and employees holding the title of vice-president, managing director or above, or any of its Affiliates, not to disparage the Executive.

(f)           Inventions and Patents. The Executive agrees that all Work Products belong to the Company and shall be considered “works made for hire” and shall vest in the Company absolutely. To the extent that title to any such Work Product may not, by operation of law, vest in the Company or that such Work Product may not be considered “works made for hire,” the Executive hereby irrevocably assigns all right, title and interest it has in and to such Work Product to the Company absolutely. The Executive shall promptly disclose all Work Product to the Board and perform all actions reasonably requested by the Board (whether during or after his employment with the Company) at the Company’s expense to establish and confirm such ownership (including, without limitation, execute assignments, consents, powers of attorney and other instruments).

(g)          Enforcement. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section is invalid or unenforceable, the Company and the Executive agree that the court making the determination of invalidity or unenforceability will have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement will be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

(h)          Miscellaneous.

  i.           Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

  ii.          Complete Agreement. Together with the Employment Agreement and its exhibits, this Agreement embodies the complete agreement and understanding among the parties and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

  iii.         Injunctive Relief.  Without intending to limit the remedies available to the Company, the Executive agrees that a breach of any of the covenants contained in this Agreement may result in material and irreparable injury to the Company for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of such a breach or threat thereof, the Company shall be entitled to seek a temporary restraining order or a preliminary or permanent injunction, or both, without bond or other security, restraining the Executive from engaging in activities prohibited by the covenants contained in this Agreement or such other relief as may be required specifically to enforce any of the covenants contained in this Agreement.

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  iv.         Counterparts. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same Agreement.

  v.          Successors and Assigns. Except as otherwise provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the Executive and the Company, and their respective successors and assigns; provided that the services provided by the Executive under this Agreement are of a personal nature and rights and obligations of the Executive under this Agreement shall not be assignable.

  vi.         Governing Law; Venue. All questions concerning the construction, validity and interpretation of this Agreement and the exhibits hereto will be governed by and construed in accordance with the domestic laws of the State of Texas, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas. Any lawsuit arising out of or in any way related to this Agreement to the parties’ relationship hereunder shall be brought only in those states or federal courts having jurisdiction over actions arising in Dallas County in the State of Texas.

  vii.       Amendment and Waiver. The provisions of this Agreement may be amended and waived only with the prior written consent of the Company and the Executive.

[Signature Page Follows]

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In witness whereof, the parties have executed and delivered this Restrictive Covenant Agreement as of the date above.

SWK HOLDINGS CORPORATION By: /s/ John F. Nemelka Name: Title: EXECUTIVE /s/ J. Brett Pope J. Brett Pope

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